INTERNATIONAL TELEPHONE

                              SERVICES AGREEMENT


An Agreement made the 15th day of February 1995, between Fonetel Global Communications AB whose registered office is, Vastergatan 4, S-211 21 Malmo, Sweden ("Fonetel") of the one part and Belgacom a "societe anonyme" of public law, whose principal place of business is at Boulevard E. Jacqmain, 151, B-1210 Bruxelles, Belgium of the other part.

1.  Type of Service

    International Direct Dialing (IDD) Service will initially be provided between the parties, from the Fonetel network in Sweden to the Belgacom network in Belgium only. No traffic from Belgium will be returned to Fonetel whilst operating under a transiting arrangement.

    When eventually in the future, a direct connection would be installed there will be no compensation by Belgium for the traffic received from Fonetelduring the one-way service period from Fonetel to Belgium in switched transit through a third country.

2. The direct bothway PSTN service opportunity will be examined when the traffic level between Belgacom and Fonetel, including the anticipated return traffic, will have reached an annual volume of 3 millions of paid minutes.

3.  Accounting Rate and its Division

     3.1. The accounting rate applicable to the service between the parties shall be SDR ---- per minute and the terminal fee for BELGACOM will be:
                          Belgacom:  SDR 0,167/min

     3.2. The accounting rate and its division may be amended from time to time by written agreement between the parties.

4.  Accounting Method and Procedure of Settlement

    4.1.   Accounting method between the parties shall be direct accounting.

    4.2. Procedure of settlement between the parties will be in line with appropriate CCITT recommendations except as the parties may agree and stipulate otherwise.

5. The in-service date of the service will be 1 December 1994 or such other date agreed by both parties, subject to the Governmental approvals by each party, if necessary.
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6.   Transit carrier for the service between the parties will initially be
     Telecom Denmark and may be changed from time to time between the parties.



Signed for and on behalf of            Signed for and on behalf of
BELGACOM                               FONETEL
"societe anonyme" of public law

/s/  P. Gelin
--------------------------             ----------------------------------
Name:  P. Gelin                        Name:
Title: Director General                Title:
Networks & Services Department
Date:--------------------------        Date: ---------------------------------